UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 18, 2007

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 19, 2007, Hornbeck Offshore Services, Inc. (“Hornbeck Offshore” or the “Company”), a Delaware corporation, based on information received January 18, 2007, announced it had learned that purported class action lawsuits were reportedly filed against the Company and one or more senior executives or directors, in the United States District Court for the Eastern District of Louisiana related to disclosures under the securities laws. To date, only one such complaint has been served on the Company. The complaint, that purports to be brought on behalf of purchasers of Hornbeck Offshore securities during the period from November 1, 2006 through January 10, 2007, generally alleges that Hornbeck Offshore and an officer violated the securities laws in connection with certain disclosures. Based on its review of this compliant, Hornbeck Offshore believes that such lawsuits are without merit and intends to defend these suits vigorously. As a public company, Hornbeck Offshore maintains insurance coverage to address such matters. Management remains focused on the operation, development and growth of the Company.

The Company does not intend to file further Current Reports on Form 8-K describing any additional lawsuits that may be filed, which are based on substantially similar allegations to those contained in such compliant.

A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press Release, dated January 19, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: January 24, 2007	By:	/s/ James O. Harp, Jr
James O. Harp, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 19, 2007